Exhibit 99.1

Contacts:
Investors:	Media:
Validus Holdings, Ltd.	Jamie Tully/Jonathan Doorley
Jon Levenson, Senior Vice President	Sard Verbinnen & Co.
+1-441-278-9000	+1-212-687-8080
Jon.Levenson@validusholdings.com
Roddy Watt / Tony Friend
College Hill
+44 (0) 20 7457 2020
VALIDUS ANNOUNCES SECOND QUARTER 2010 NET INCOME OF $179.8 MILLION
Diluted Operating Earnings Per Share of $1.04
Diluted Book Value Per Share of $30.30 at June 30, 2010
     Pembroke, Bermuda, Aug 5, 2010 — Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income of $179.8 million, or $1.44 per diluted common share for the three months ended June 30, 2010, compared with net income of $137.6 million, or $1.74 per diluted common share, for the three months ended June 30, 2009. Net income for the six months ended June 30, 2010 was $61.4 million, or $0.48 per diluted common share compared with $232.5 million, or $2.94 per diluted common share, for the six months ended June 30, 2009.
     Net operating income for the three months ended June 30, 2010 was $129.8 million, or $1.04 per diluted share, compared with net operating income of $110.4 million, or $1.40 per diluted common share, for the three months ended June 30, 2009. Net operating (loss) for the six months ended June 30, 2010 was ($6.6) million, or ($0.05) per diluted common share, compared with net operating income of $210.8 million, or $2.67 per diluted common share, for the six months ended June 30, 2009.
     Net operating income, a non-GAAP financial measure, is defined as net income excluding net realized and unrealized gains or losses on investments, foreign exchange gains and losses and non-recurring items. Reconciliations of this measure to net income, the most directly comparable GAAP measure, are presented at the end of this release.
     In relation to the second quarter and six months to June 30, 2010 results, Ed Noonan, Chairman and Chief Executive Officer of Validus commented: “In the second quarter of 2010, we were able to grow our diluted book value per share including dividends by 6.5%. We also completed the re-underwriting and optimization of the reinsurance portfolio acquired from IPC in the second half of 2009. We are following through on our commitment to shareholders to manage capital actively and in the second quarter repurchased approximately $315.0 million of our common shares, which included 12.0 million common shares purchased pursuant to our modified Dutch auction tender offer. We close the quarter with a very strong balance sheet, including loss reserves with a high component of IBNR against our short-tail portfolio.”
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Second quarter 2010 results
     Highlights for the second quarter include the following:
•	Gross premiums written for the three months ended June 30, 2010 were $516.9 million compared to $425.0 million for the three months ended June 30, 2009, an increase of $91.8 million, or 21.6%, primarily due to the IPC acquisition which closed in September 2009.

•	Net premiums earned for the three months ended June 30, 2010 were $437.9 million compared to $328.2 million for the three months ended June 30, 2009, an increase of $109.7 million, or 33.4%.

•	Underwriting income for the three months ended June 30, 2010 was $109.7 million compared to $92.2 million for the three months ended June 30, 2009, an increase of $17.5 million, or 19.0%. In the second quarter of 2010, the Company incurred $70.5 million of losses and loss expenses, gross of reinstatement premiums from Deepwater Horizon, Aban Pearl, the Perth hailstorms and the riots in Bangkok, Thailand.

•	Combined ratio of 74.9% which included $49.6 million of favorable prior year loss reserve development, benefiting the loss ratio by 11.3 percentage points.

•	Net operating income for the three months ended June 30, 2010 of $129.8 million compared to net operating income of $110.4 million for the three months ended June 30, 2009, an increase of $19.4 million, or 17.6%, reflecting increased underwriting and investment income.

•	Net income for the three months ended June 30, 2010 was $179.8 million compared to net income of $137.6 million for the three months ended June 30, 2009, an increase of $42.2 million, or 30.7%, reflecting an increase in net unrealized investment gains of $4.4 million, an increase in foreign exchange losses of $12.5 million, offset by an increase in net realized investment gains of $15.1 million.
     Highlights for the year to date include the following:
•	Gross premiums written for the six months ended June 30, 2010 were $1,387.8 million compared to $1,034.9 million for the six months ended June 30, 2009, an increase of $352.9 million, or 34.1%.

•	Net premiums earned for the six months ended June 30, 2010 were $895.6, compared to $647.0 for the six months ended June 30, 2009, an increase of $248.7 million, or 38.4%.

•	Combined ratio of 105.3% which included $76.3 million of favorable prior year loss reserve development, benefiting the loss ratio by 8.5 percentage points.

•	Net operating (loss) for the six months ended June 30, 2010 of ($6.6) million compared to net operating income of $210.8 million for the six months ended June 30, 2009, a decrease of $217.4 million, or 103.1%, primarily due to significant worldwide loss events in the first six months of 2010.

•	Net income for the six months ended June 30, 2010 was $61.4 million compared to net income of $232.5 million for the six months ended June 30, 2009, a decrease of $171.1 million, or 73.6%, reflecting a decrease in net unrealized investment gains of $2.3 million, an increase in foreign exchange losses of $17.1 million, offset by an increase in net realized investment gains of $49.9 million.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Notable Loss Events
During the three months ended June 30, 2010, the Company incurred an estimated $70.5 million of losses and loss expenses, gross of reinstatement premiums of $3.3 million, in connection with the notable losses below, which represented 16.1 percentage points of the loss ratio. During the three months ended June 30, 2009, the Company incurred $11.0 million of losses in connection with these notable events(1), which represented 3.4 percentage points of the loss ratio, each as further described below.

		Three months ended June 30, 2010
Second Quarter
2010 Notable Loss
Events (1)		Validus Re		Talbot		Total
		Losses and		Losses and		Losses and
		Loss		Loss		Loss
(Dollars in thousands)	Description	Expenses (2)	% of NPE	Expenses (2)	% of NPE	Expenses (2)	% of NPE
Deepwater Horizon	Oil rig and spill	$33,681	12.9%	$10,420	5.9%	$44,101	10.1%
Aban Pearl	Oil rig	10,000	3.8%	500	0.3%	10,500	2.4%
Bangkok riots	Terrorism	7,500	2.9%	—	—	7,500	1.7%
Perth hailstorm	Hailstorm	8,390	3.1%	—	—	8,390	1.9%

Total		$59,571	22.7%	$10,920	6.2%	$70,491	16.1%

		Three months ended June 30, 2009
Second Quarter
2009 Notable Loss
Events		Validus Re		Talbot		Total
		Losses and		Losses and		Losses and
		Loss		Loss		Loss
(Dollars in thousands)	Description	Expenses (2)	% of NPE	Expenses (2)	% of NPE	Expenses (2)	% of NPE
Commercial flight	Specialty Loss	$2,715	1.7%	$8,300	5.0%	$11,015	3.4%

Total		$2,715	1.7%	$8,300	5.0%	$11,015	3.4%

(1)	These 2010 notable loss event amounts are based on management’s estimates following a review of the Company’s potential exposure and discussions with certain clients and brokers. Given the magnitude and recent occurrence of these events, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events and the Company’s actual ultimate net losses from these events may vary materially from these estimates.

(2)	Net of reinsurance but not net of reinstatement premiums. Reinstatement premiums were $3.3 million for the three months ended June 30, 2010.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Re Segment Results
     Gross premiums written for the three months ended June 30, 2010 were $284.3 million compared to $199.6 million for the three months ended June 30, 2009, an increase of $84.8 million, or 42.5%. Gross premiums written for the three months ended June 30, 2010 were comprised of $261.6 million of property premiums, $15.4 million of marine premiums and $7.4 million of specialty premiums compared to $183.9 million of property premiums, $4.0 million of marine premiums and $11.7 million of specialty premiums in the three months ended June 30, 2009.
     Net premiums earned for the three months ended June 30, 2010 were $262.0 million compared to $163.7 million for the three months ended June 30, 2009, an increase of $98.3 million, or 60.1%.
     The combined ratio for the three months ended June 30, 2010 was 66.6% compared to 52.5% for the three months ended June 30, 2009, an increase of 14.1 percentage points.
     The loss ratio for the three months ended June 30, 2010 was 47.2% compared to 25.1% for the three months ended June 30, 2009, an increase of 22.1 percentage points, due primarily to significant loss events in the three months ended June 30, 2010, which added 22.7 percentage points to the loss ratio. The loss ratio for the three months ended June 30, 2010 included favorable prior year loss reserve development of $17.9 million, benefiting the loss ratio by 6.9 percentage points.
     Gross premiums written for the six months ended June 30, 2010 were $924.6 million compared to $609.7 million for the six months ended June 30, 2009, an increase of $314.9 million, or 51.7%. Gross premiums written for the six months ended June 30, 2010 were comprised of $674.0 million of property premiums, $185.4 million of marine premiums and $65.3 million of specialty premiums compared to $424.6 million of property premiums, $125.5 million of marine premiums and $59.5 million of specialty premiums in the six months ended June 30, 2009.
     Net premiums earned for the six months ended June 30, 2010 were $546.0 million compared to $338.1 million for the six months ended June 30, 2009, an increase of $207.8 million, or 61.5%.
     The combined ratio for the six months ended June 30, 2010 was 107.1% compared to 54.9% for the six months ended June 30, 2009, an increase of 52.2 percentage points.
     The loss ratio for the six months ended June 30, 2010 was 86.6% compared to 28.6% for the six months ended June 30, 2009, an increase of 58.0 percentage points. The six months ended June 30, 2010 included losses from significant property and marine loss events, which represented 65.3 percentage points of the loss ratio. The loss ratio for the six months ended June 30, 2010 included favorable prior year loss reserve development of $29.4 million, benefiting the loss ratio by 5.4 percentage points.
Talbot Segment Results
     Gross premiums written for the three months ended June 30, 2010 were $253.7 million compared to $235.1 million for the three months ended June 30, 2009, an increase of $18.6 million, or 7.9%. Gross premiums written for the three months ended June 30, 2010 were comprised of $97.5 million of property premiums, $79.4 million of marine premiums and $76.8 million of specialty premiums compared to $78.8 million of property premiums, $82.7 million of marine premiums and $73.7 million of specialty premiums in the three months ended June 30, 2009.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

     Net premiums earned for the three months ended June 30, 2010 were $175.9 million compared to $164.5 million for the three months ended June 30, 2009, an increase of $11.4 million, or 6.9%.
     The combined ratio for the three months ended June 30, 2010 was 77.4% compared to 87.4% for the three months ended June 30, 2009, a decrease of 10.0 percentage points.
     The loss ratio for the three months ended June 30, 2010 was 40.4% compared to 50.8% for the three months ended June 30, 2009, a decrease of 10.4 percentage points. For the three months ended June 30, 2010, Talbot incurred $10.4 million of losses attributable to Deepwater Horizon, which represented 5.9 percentage points of the loss ratio. The loss ratio for the three months ended June 30, 2010 included favorable prior year loss reserve development of $31.7 million, benefiting the loss ratio by 18.0 percentage points.
     Gross premiums written for the six months ended June 30, 2010 were $524.3 million compared to $463.0 million for the six months ended June 30, 2009, an increase of $61.2 million, or 13.2%. Gross premiums written for the six months ended June 30, 2010 were comprised of $183.4 million of property premiums, $182.2 million of marine premiums and $158.6 million of specialty premiums compared to $139.5 million of property premiums, $175.1 million of marine premiums and $148.5 million of specialty premiums for the six months ended June 30, 2009.
     Net premiums earned for the six months ended June 30, 2010 were $349.7 million compared to $308.8 million for the six months ended June 30, 2009, an increase of $40.9 million, or 13.2%.
     The combined ratio for the six months ended June 30, 2010 was 93.7% compared to 89.3% for the six months ended June 30, 2009, an increase of 4.4 percentage points.
     The loss ratio for the six months ended June 30, 2010 was 57.4% compared to 51.8% for the six months ended June 30, 2009, an increase of 5.6 percentage points. The six months ended June 30, 2010 included losses from Deepwater Horizon, the Chilean earthquake and Aban Pearl which represented 17.4 percentage points of the loss ratio. The loss ratio for the six months ended June 30, 2010, included favorable prior year loss reserve development of $46.9 million, benefiting the loss ratio by 13.4 percentage points.
Corporate Segment Results
Corporate segment results are comprised of executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company’s senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended June 30, 2010 were $16.4 million compared to $5.1 million for the three months ended June 30, 2009, an increase of $11.3 million, or 220.8%. Share compensation expenses for the three months ended June 30, 2010 was $3.6 million compared to $2.0 million for the three months ended June 30, 2009, an increase of $1.6 million, or 82.7%. General and administrative expenses for the six months ended June 30, 2010 were $28.1 million compared to $9.2 million for the six months ended June 30, 2009, an increase of $18.9 million, or 206.0%. Share compensation expenses for the six months ended June 30, 2010 were $7.0 million compared to $5.3 million for the six months ended June 30, 2009, an increase of $1.7 million, or 31.6%. During the first quarter, to better align the Company’s operating and reporting structure with its current strategy, there was a change in the segment structure. This change was to allocate all ‘non-core underwriting’ expenses, predominantly general and administration and stock compensation expenses to the Corporate segment which contributed to the increase.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Investments
     Net investment income for the three months ended June 30, 2010 was $34.8 million compared to $27.0 million for the three months ended June 30, 2009, an increase of $7.8 million, or 29.1%. Net investment income for the six months ended June 30, 2010 was $69.1 million compared to $53.7 million for the six months ended June 30, 2009, an increase of $15.4 million, or 28.6%. Net investment income increased as a result of higher average investment balances slightly offset by reduced market yields.
     Net realized gains on investments for the three months ended June 30, 2010 were $12.4 million compared to net realized (losses) of ($2.7) million for the three months ended June 30, 2009, an increase of $15.1 million, or 569.5%. Net realized gains on investments for the six months ended June 30, 2010 were $23.8 million compared to net realized (losses) of ($26.1) million for the six months ended June 30, 2009, an increase of $49.9 million, or 191.4%.
     Net unrealized gains on investments for the three months ended June 30, 2010 were $41.6 million compared to $37.2 million for the three months ended June 30, 2009, an increase of $4.4 million, or 11.8%. Net unrealized gains on investments for the six months ended June 30, 2010 were $57.1 million compared to $59.4 million for the six months ended June 30, 2009, a decrease of $2.3 million, or 4.0%. The net unrealized gains in the six months ended June 30, 2010 resulted primarily from lower market interest rates.
Finance Expenses
     Finance expenses for the three months ended June 30, 2010 were $13.2 million compared to $10.8 million for the three months ended June 30, 2009, an increase of $2.5 million, or 22.9%. Finance expenses for the six months ended June 30, 2010 were $28.4 million compared to $18.5 million for the six months ended June 30, 2009, an increase of $9.9 million, or 53.6%. This increase primarily related to the interest on the senior notes issued at the beginning of 2010. Finance expenses consisted principally of interest on the Company’s senior notes, junior subordinated deferrable debentures and third-party capital costs for Talbot.
Shareholders’ Equity and Capitalization
     As at June 30, 2010, shareholders’ equity was $3.6 billion. Diluted book value per common share was $30.30 at June 30, 2010, compared to $28.66 at March 31, 2010. Diluted book value per common share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.
     Total capitalization at June 30, 2010 was $4.1 billion, including $289.8 million of junior subordinated deferrable debentures and $246.8 million of senior notes.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Share Repurchase Program
     A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity
	As at March 31,				As at June 30,
Effect of share repurchases:	2010 (cumulative)	April	May	June	2010

Aggregate purchase price (1)	$212,521	$8,590	$—	$307,343	$315,933
Shares repurchased	7,983,471	314,923	—	12,300,200	12,615,123
Average price (1)	$26.62	$27.28	$—	$24.99	$25.04
Estimated net accretive (dilutive) impact on:
Diluted BV per common share (2)	$0.10				0.66
Diluted EPS — Quarter (3)	$—				0.07

	Share Repurchase Activity
	As at June 30,			As at August 4,	Cumulative to Date
Effect of share repurchases:	2010	July	August	2010	Effect

Aggregate purchase price (1)	$315,933	$3,994	$—	$3,994	$532,448
Shares repurchased	12,615,123	163,100	—	163,100	20,761,694
Average price (1)	$25.04	$24.48	$—	$24.48	$25.65
Estimated net accretive (dilutive) impact on:
Diluted BV per common share (2)	0.66				0.66
Diluted EPS — Quarter (3)	0.07				—

(1)	Share transactions are on a trade date basis through August 4, 2010 and are inclusive of commissions. Average share price is rounded to two decimal places.

(2)	As the average price per share repurchased during the periods 2009 and 2010 was lower than the book value per common share, the repurchase of shares increased the ending book value per share.

(3)	The estimated impact on diluted earnings per share was calculated by comparing reported results versus i) net income per share plus an estimate of lost net investment income on the cumulative share repurchases divided by ii) weighted average diluted shares outstanding excluding the weighted average impact of cumulative share repurchases. The impact of cumulative share repurchases was accretive to diluted earnings per share.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Conference Call
     The Company will host a conference call for analysts and investors on Aug 6, 2010 at 9:00 AM (Eastern) to discuss the second quarter 2010 financial results and related matters. The conference call can be accessed via telephone by dialing 1-866-783-2144 (toll-free U.S.) or 1-857-350-1603 (international) and entering the pass code 24729846#. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through Aug 20, 2010 by dialing 1-888-286-8010 (toll-free U.S) or 1-617-801-6888 (international) and entering the pass code 52740213#.
     This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company’s website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company’s website through Aug 20, 2010. In addition, a financial supplement relating to our financial results for the three and six months ended June 30, 2010 is available in the Investor Relations section of the Company’s website.
About Validus Holdings, Ltd.
     Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at June 30, 2010 (unaudited) and December 31, 2009
(Expressed in thousands of U.S. dollars, except share and per share information)

	June 30,	December 31,
	2010	2009
	(unaudited)
Assets
Fixed maturities, at fair value (amortized cost: 2010 - $4,924,447; 2009 - $4,870,395)	$4,975,019	$4,869,378
Short-term investments, at fair value (amortized cost: 2010 - $269,782; 2009 - $482,632)	269,782	481,766
Other investments, at fair value (amortized cost: 2010 - $24,948; 2009 - $35,941)	26,068	37,615
Cash and cash equivalents	492,489	387,585

Total investments and cash	5,763,358	5,776,344
Premiums receivable	931,670	551,616
Deferred acquisition costs	165,957	112,329
Prepaid reinsurance premiums	185,771	73,164
Securities lending collateral	99,224	90,350
Loss reserves recoverable	193,604	181,765
Paid losses recoverable	24,133	14,782
Net receivable for investments sold	25,542	—
Income taxes recoverable	1,171	2,043
Intangible assets	120,975	123,055
Goodwill	20,393	20,393
Accrued investment income	38,643	38,077
Other assets	44,182	35,222

Total assets	$7,614,623	$7,019,140

Liabilities
Reserve for losses and loss expenses	$1,978,130	$1,622,134
Unearned premiums	1,176,603	724,104
Reinsurance balances payable	98,740	65,414
Securities lending payable	100,000	90,106
Deferred income taxes	26,200	24,508
Net payable for investments purchased	—	44,145
Accounts payable and accrued expenses	95,404	127,809
Senior notes payable	246,820	—
Debentures payable	289,800	289,800

Total liabilities	4,011,697	2,988,020

Commitments and contingent liabilities

Shareholders’ equity
Common shares, 571,428,571 authorized, par value $0.175 Issued and outstanding (including treasury shares) (2010 - 111,407,993; 2009 - 128,459,478)	23,101	23,033
Treasury shares (2010 - 20,598,594; 2009 - 3,156,871)	(3,605)	(553)
Additional paid-in-capital	2,247,995	2,675,680
Accumulated other comprehensive (loss)	(6,726)	(4,851)
Retained earnings	1,342,161	1,337,811

Total shareholders’ equity	3,602,926	4,031,120

Total liabilities and shareholders’ equity	$7,614,623	$7,019,140

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three and six months ended June 30, 2010 and 2009 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2010	2009	2010	2009
Gross premiums written	$516,861	$425,032	$1,387,795	$1,034,924
Reinsurance premiums ceded	(67,726)	(62,291)	(158,465)	(134,803)

Net premiums written	449,135	362,741	1,229,330	900,121
Change in unearned premiums	(11,191)	(34,541)	(333,692)	(253,162)

Net premiums earned	437,944	328,200	895,638	646,959

Losses and loss expenses	194,894	124,751	673,425	256,585
Policy acquisition costs	74,126	64,438	150,302	125,887
General and administrative expenses	52,379	41,200	105,948	79,279
Share compensation expenses	6,846	5,632	13,422	12,986

Total underwriting deductions	328,245	236,021	943,097	474,737

Underwriting income (loss)	109,699	92,179	(47,459)	172,222

Net investment income	34,809	26,963	69,108	53,735
Other income	2,697	1,017	3,585	1,774
Finance expenses	(13,218)	(10,752)	(28,369)	(18,475)

Operating income (loss) before taxes	133,987	109,407	(3,135)	209,256
Tax (expense) benefit	(4,187)	976	(3,490)	1,502

Net operating income (loss)	129,800	110,383	(6,625)	210,758

Net realized gains (losses) on investments	12,441	(2,650)	23,839	(26,071)
Net unrealized gains on investments	41,640	37,249	57,053	59,402
Foreign exchange (losses) gains	(4,099)	8,432	(12,863)	4,232
Transaction expenses	—	(15,851)	—	(15,851)

Net income	$179,782	$137,563	$61,404	$232,470

Selected ratios:
Net premiums written / Gross premiums written	86.9%	85.3%	88.6%	87.0%

Losses and loss expenses	44.5%	38.0%	75.2%	39.7%
Policy acquisition costs	16.9%	19.6%	16.8%	19.5%
General and administrative expenses	13.5%	14.3%	13.3%	14.3%

Expense ratio	30.4%	33.9%	30.1%	33.8%

Combined ratio	74.9%	71.9%	105.3%	73.5%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income, Net Operating Income per share,
and Annualized Net Operating Return on Average Equity
For the three and six months ended June 30, 2010 and 2009 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Validus Re
Gross premiums written	$284,328	$199,560	$924,623	$609,686
Reinsurance premiums ceded	(41,175)	(43,070)	(54,285)	(56,359)

Net premiums written	243,153	156,490	870,338	553,327
Change in unearned premiums	18,888	7,207	(324,376)	(215,183)

Net premiums earned	262,041	163,697	545,962	338,144
Losses and loss expenses	123,793	41,121	472,713	96,583
Policy acquisition costs	37,979	29,120	81,482	57,697
General and administrative expenses	10,983	14,149	27,295	27,941
Share compensation expenses	1,749	1,548	3,378	3,220

Total underwriting deductions	174,504	85,938	584,868	185,441

Underwriting income (loss)	87,537	77,759	(38,906)	152,703

Talbot
Gross premiums written	$253,710	$235,113	$524,251	$463,033
Reinsurance premiums ceded	(47,728)	(28,862)	(165,259)	(116,239)

Net premiums written	205,982	206,251	358,992	346,794
Change in unearned premiums	(30,079)	(41,748)	(9,316)	(37,979)

Net premiums earned	175,903	164,503	349,676	308,815
Losses and loss expenses	71,101	83,630	200,712	160,002
Policy acquisition costs	38,647	36,114	73,592	69,271
General and administrative expenses	24,960	21,927	50,508	42,141
Share compensation expenses	1,468	2,098	3,027	4,433

Total underwriting deductions	136,176	143,769	327,839	275,847

Underwriting income	39,727	20,734	21,837	32,968

Corporate & Eliminations
Gross premiums written	$(21,177)	$(9,641)	$(61,079)	$(37,795)
Reinsurance premiums ceded	21,177	9,641	61,079	37,795

Net premiums written	—	—	—	—
Change in unearned premiums	—	—	—	—

Net premiums earned	—	—	—	—
Losses and loss expenses	—	—	—	—
Policy acquisition costs	(2,500)	(796)	(4,772)	(1,081)
General and administrative expenses	16,436	5,124	28,145	9,197
Share compensation expenses	3,629	1,986	7,017	5,333

Total underwriting deductions	17,565	6,314	30,390	13,449

Total underwriting income (loss)	$109,699	$92,179	$(47,459)	$172,222

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income, Net Operating Income per share,
and Annualized Net Operating Return on Average Equity
For the three and six months ended June 30, 2010 and 2009 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009

Net income	$179,782	$137,563	$61,404	$232,470
Adjustments for:
Transaction expenses	—	15,851	—	15,851
Net realized (gains) losses on investments	(12,441)	2,650	(23,839)	26,071
Net unrealized (gains) on investments	(41,640)	(37,249)	(57,053)	(59,402)
Foreign exchange losses (gains)	4,099	(8,432)	12,863	(4,232)

Net operating income (loss)	129,800	110,383	(6,625)	210,758
less: Dividends and distributions
declared on outstanding warrants	(1,749)	(1,590)	(3,498)	(3,326)

Net operating income (loss), adjusted	$128,051	$108,793	$(10,123)	$207,432

Net income per share — diluted	$1.44	$1.74	$0.48	$2.94
Adjustments for:
Transaction expenses	—	0.20	—	0.20
Net realized (gains) losses on investments	(0.10)	0.03	(0.19)	0.33
Net unrealized (gains) on investments	(0.33)	(0.47)	(0.44)	(0.75)
Foreign exchange losses (gains)	0.03	(0.10)	0.10	(0.05)

Net operating income (loss) per share — diluted	$1.04	$1.40	$(0.05)	$2.67

Weighted average number of common shares and common share equivalents — diluted	125,152,300	78,942,065	128,182,164	79,022,355

Average shareholders’ equity	3,681,246	2,087,478	3,797,870	2,037,896

Annualized operating return on average equity	14.1%	21.2%	(0.3)%	20.7%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Diluted Book Value Per Common Share
As at June 30, 2010 and December 31, 2009
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at June 30, 2010
				Book Value Per
	Equity Amount	Shares	Exercise Price	Share
Book value per common share
Total shareholders’ equity	$3,602,926	111,407,993		$32.34

Diluted book value per common share
Total shareholders’ equity	3,602,926	111,407,993
Assumed exercise of outstanding warrants	139,576	7,952,138	$17.55
Assumed exercise of outstanding stock options	63,920	3,222,164	$19.84
Unvested restricted shares	—	3,058,281

Diluted book value per common share	$3,806,422	125,640,576		$30.30

	As at December 31, 2009
				Book Value Per
	Equity Amount	Shares	Exercise Price	Share
Book value per common share
Total shareholders’ equity	$4,031,120	128,459,478		$31.38

Diluted book value per common share
Total shareholders’ equity	4,031,120	128,459,478
Assumed exercise of outstanding warrants	139,576	7,952,138	$17.55
Assumed exercise of outstanding stock options	65,159	3,278,015	$19.88
Unvested restricted shares	—	3,020,651

Diluted book value per common share	$4,235,855	142,710,282		$29.68

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
     This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) Validus’ limited operating history; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.
     The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
     In presenting the Company’s results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) per share, underwriting income (loss), annualized net operating return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above. Underwriting income indicates the performance of the Company’s core underwriting function, excluding revenues and expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company’s core insurance and
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company’s pricing and loss frequency and severity. Underwriting profitability over time is also influenced by the Company’s underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
     Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity”. A reconciliation of diluted book value per share to book value per share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Diluted Book Value Per Share”. Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses), net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com